Exhibit 99.2

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value)

	As of December 31, 2015	As of June 30, 2016
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,549	$13,627
Marketable securities	56,517	64,833
Total cash, cash equivalents, and marketable securities (including securities loaned of $4,531 and $4,426)	73,066	78,460
Accounts receivable, net of allowance of $296 and $294	11,556	11,686
Receivable under reverse repurchase agreements	450	500
Income taxes receivable, net	1,903	576
Prepaid revenue share, expenses and other assets	3,139	3,016
Total current assets	90,114	94,238
Prepaid revenue share, expenses and other assets, non-current	3,181	3,275
Non-marketable investments	5,183	5,820
Deferred income taxes	251	253
Property and equipment, net	29,016	31,413
Intangible assets, net	3,847	3,452
Goodwill	15,869	15,841
Total assets	$147,461	$154,292
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,931	$1,716
Short-term debt	3,225	2,219
Accrued compensation and benefits	3,539	3,409
Accrued expenses and other current liabilities	4,768	4,502
Accrued revenue share	2,329	2,345
Securities lending payable	2,428	2,065
Deferred revenue	788	900
Income taxes payable, net	302	185
Total current liabilities	19,310	17,341
Long-term debt	1,995	1,984
Deferred revenue, non-current	151	151
Income taxes payable, non-current	3,663	4,135
Deferred income taxes	189	651
Other long-term liabilities	1,822	2,151
Total liabilities	27,130	26,413
Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 687,348 (Class A 292,297, Class B 50,295, Class C 344,756) and 686,778 (Class A 294,686, Class B 48,921, Class C 343,171) shares issued and outstanding	32,982	34,293
Accumulated other comprehensive loss	(1,874)	(1,151)
Retained earnings	89,223	94,737
Total stockholders’ equity	120,331	127,879
Total liabilities and stockholders’ equity	$147,461	$154,292

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Revenues	$17,727	$21,500	$34,985	$41,757
Costs and expenses:
Cost of revenues	6,583	8,130	12,939	15,778
Research and development	2,789	3,363	5,542	6,730
Sales and marketing	2,080	2,415	4,145	4,802
General and administrative	1,450	1,624	3,087	3,137
Total costs and expenses	12,902	15,532	25,713	30,447
Income from operations	4,825	5,968	9,272	11,310
Other income (expense), net	131	151	288	(62)
Income before income taxes	4,956	6,119	9,560	11,248
Provision for income taxes	1,025	1,242	2,114	2,164
Net income	$3,931	$4,877	$7,446	$9,084
Less: Adjustment Payment to Class C capital stockholders	522	0	522	0
Net income available to all stockholders	$3,409	$4,877	$6,924	$9,084

Basic net income per share of Class A and B common stock	$4.99	$7.11	$10.15	$13.23
Basic net income per share of Class C capital stock	$6.51	$7.11	$11.68	$13.23

Diluted net income per share of Class A and B common stock	$4.93	$7.00	$10.03	$13.01
Diluted net income per share of Class C capital stock	$6.43	$7.00	$11.53	$13.01

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions; unaudited)

	Six Months Ended
	June 30,
	2015	2016
Operating activities
Net income	$7,446	$9,084
Adjustments:
Depreciation and impairment of property and equipment	1,949	2,426
Amortization and impairment of intangible assets	462	435
Stock-based compensation expense	2,335	2,997
Deferred income taxes	(150)	364
Loss on marketable and non-marketable investments, net	33	294
Other	116	91
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(69)	(17)
Income taxes, net	1,950	1,680
Prepaid revenue share, expenses and other assets	62	161
Accounts payable	(398)	(221)
Accrued expenses and other liabilities	237	(471)
Accrued revenue share	(121)	(48)
Deferred revenue	(34)	3
Net cash provided by operating activities	13,818	16,778
Investing activities
Purchases of property and equipment	(5,442)	(4,551)
Purchases of marketable securities	(33,126)	(45,588)
Maturities and sales of marketable securities	27,586	37,789
Purchases of non-marketable investments	(1,449)	(583)
Cash collateral related to securities lending	(84)	(363)
Investments in reverse repurchase agreements	250	(50)
Acquisitions, net of cash acquired, and purchases of intangible assets	(142)	(72)
Net cash used in investing activities	(12,407)	(13,418)
Financing activities
Net payments related to stock-based award activities	(1,004)	(1,610)
Adjustment Payment to Class C capital stockholders	(47)	0
Repurchases of capital stock	0	(3,693)
Proceeds from issuance of debt, net of costs	6,698	5,753
Repayments of debt	(6,704)	(6,801)
Net cash used in financing activities	(1,057)	(6,351)
Effect of exchange rate changes on cash and cash equivalents	(248)	69
Net increase (decrease) in cash and cash equivalents	106	(2,922)
Cash and cash equivalents at beginning of period	18,347	16,549
Cash and cash equivalents at end of period	$18,453	$13,627

Other income (expense), net
The following table presents our other income (expense), net, (in millions, unaudited):

	Three Months Ended
	June 30,
	2015	2016
Interest income	$240	$307
Interest expense	(26)	(32)
Foreign currency exchange losses, net	(99)	(128)
Gain (loss) on marketable securities, net	53	(9)
Loss on non-marketable investments, net	(70)	(5)
Other	33	18
Other income (expense), net	$131	$151

Segment results
The following tables present our revenues, operating income, stock-based compensation, capital expenditures, and depreciation, amortization, and impairment by segment (in millions, unaudited):

	Three Months Ended
	June 30,
	2015(4)	2016
Revenues:
Google	$17,653	$21,315
Other Bets	74	185
Total revenues	$17,727	$21,500

Operating income (loss):
Google	$5,608	$6,994
Other Bets	(660)	(859)
Reconciling items(1)	(123)	(167)
Total income from operations	$4,825	$5,968

Stock-based compensation(2):
Google	$996	$1,320
Other Bets	105	150
Reconciling items(1)	31	33
Total stock-based compensation	$1,132	$1,503

Capital expenditures:
Google	$2,060	$2,056
Other Bets	232	280
Reconciling items(3)	223	(213)
Total capital expenditures	$2,515	$2,123

Depreciation, amortization, and impairment:
Google	$1,189	$1,409
Other Bets	45	81
Total depreciation, amortization, and impairment	$1,234	$1,490

(1)	Reconciling items are primarily related to corporate administrative costs and other miscellaneous items that are not allocated to individual segments.

(2)
For purposes of segment reporting, we define SBC as awards accounted for under FASB ASC Topic 718 that we expect to settle in stock. SBC for segment reporting does not include expenses related to awards that we expect to ultimately settle in cash.

(3)
Reconciling items are related to timing differences of payments as segment capital expenditures are on accrual basis while total capital expenditures shown on Consolidated Statements of Cash Flow are on cash basis and other miscellaneous differences.

(4)	Segment information for Q2 2015 has been recast to conform to the current period segment presentation. Consolidated financial information is not impacted.

Revenues by source
The following tables present our revenues by revenue source (in millions, unaudited):

	Three Months Ended
	June 30,
	2015	2016
Revenues:
Google websites	$12,402	$15,400
Google Network Members' websites	3,621	3,743
Google advertising revenues	16,023	19,143
Google other revenues	1,630	2,172
Google segment revenues	17,653	21,315
Other Bets revenues	74	185
Total revenues	$17,727	$21,500
Traffic acquisition costs (TAC)
The following table presents our TAC to Google Network Members and distribution partners (in millions, unaudited):

	Three Months Ended
	June 30,
	2015	2016
TAC to Google Network Members	$2,432	$2,623
TAC to Google Network Members as % of Google Network Members' revenues	67%	70%
TAC to distribution partners	$945	$1,352
TAC to distribution partners as % of Google website revenues	8%	9%
Total TAC	$3,377	$3,975
Total TAC as % of Google advertising revenues	21%	21%
Stock repurchase
In Q2 2016, we repurchased 2.0 million shares of Class C capital stock for an aggregate amount of $1.4 billion. Cash paid for repurchases totaled $1.6 billion during the quarter, which includes repurchases from Q1 2016 settled in Q2 2016. As of June 30, 2016, we completed all authorized share repurchases under our repurchase program.
Prior period recast
Prior period segment information has been recast to conform to the current period segment presentation. Consolidated financial information is not impacted.
Headcount
Our headcount for the three months ended June 30, 2016 was 66,575, as compared to 57,148 for the three months ended June 30, 2015.
Legal Matters - Antitrust Investigations
On November 30, 2010, the European Commission's (EC) Directorate General for Competition opened an investigation into various antitrust-related complaints against us. On April 15, 2015, the EC issued a Statement of Objections (SO) regarding the display and ranking of shopping search results. We responded to the shopping SO on August 27, 2015. On April 20, 2016, the EC issued an SO regarding certain Android distribution practices. On July 14, 2016, the EC issued a Supplementary SO regarding shopping search results and an SO regarding the syndication of AdSense for Search. We will respond to the SOs and Supplementary SO and will continue to cooperate with the EC.